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                                                                  Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Migo Software, Inc.



We consent to the use in this Amendment No. 4 to Registration Statement (333-131177) on Form SB-2 of Migo Software, Inc., formerly known as PowerHouse Technologies Group, Inc. of our report dated April 4, 2006, relating to the consolidated financial statements of PowerHouse Technologies Group, Inc. appearing in the Prospectus which is part of this Registration Statement.


We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


Hein & Associates LLP
Irvine, California
August 14, 2006